                                   EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

   Comstock Limited                                    Ontario
   Drake & Scull Holdings Limited                      United Kingdom
   Drake & Scull International Limited                 United Kingdom
   Dyn Specialty Contracting, Inc.                     Virginia
   Dynalectric Company                                 Florida
   Jamaica Water Securities Corp.                      New York
   Jamaica Water Supply Company                        New York
   JWP Forest Electric Corp.                           New York
   JWP International Inc.                              Delaware
   JWP Mechanical/Electrical Services, Inc.            Delaware
   JWP Mechanical/Electrical Services (East), Inc.     Delaware
   JWP Mechanical/Electrical Services (Midwest), Inc.  Delaware
   JWP Mechanical/Electrical Services (West), Inc.     Delaware
   JWP Mechanical/Electrical Services (South), Inc.    Delaware
   JWP (U.K.) Limited                                  United Kingdom
   JWP West                                            California